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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-164851) pertaining to the 2010 Equity Incentive Plan of Generac Holdings Inc. of our report dated March 30, 2010, with respect to the consolidated financial statements of Generac Holdings Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin March 30, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm